Exhibit 4.10

This is the form of agreement for escrow arrangements under National Policy 46-201 Escrow for Initial Public Offerings.

Form 46-201F1

Escrow Agreement

Table of Contents

PART	TITLE

PART 1	ESCROW
	1.1	Appointment of Escrow Agent
	1.2	Deposit of Escrow Securities in Escrow
	1.3	Direction to Escrow Agent

PART 2	RELEASE OF ESCROW SECURITIES
	2.1	Release Schedule for an Established Issuer
	2.2	Release Schedule for an Emerging Issuer
	2.3	Delivery of Share Certificates for Escrow Securities
	2.4	Replacement Certificates
	2.5	Release upon Death

PART 3	EARLY RELEASE ON CHANGE OF ISSUER STATUS
	3.1	Becoming an Established Issuer
	3.2	Release of Escrow Securities
	3.3	Filing Requirements
	3.4	Amendment of Release Schedule

PART 4	DEALING WITH ESCROW SECURITIES
	4.1	Restriction on Transfer, etc.
	4.2	Pledge, Mortgage or Charge as Collateral for a Loan
	4.3	Voting of Escrow Securities
	4.4	Dividends on Escrow Securities
	4.5	Exercise of Other Rights Attaching to Escrow Securities

PART 5	PERMITTED TRANSFERS WITHIN ESCROW
	5.1	Transfer to Directors and Senior Officers
	5.2	Transfer to Other Principals
	5.3	Transfer upon Bankruptcy
	5.4	Transfer upon Realization of Pledged, Mortgaged or Charged Escrow
Securities
	5.5	Transfer to Certain Plans and Funds
	5.6	Effect of Transfer Within Escrow

PART 6	BUSINESS COMBINATIONS
	6.1	Business Combinations
	6.2	Delivery to Escrow Agent
	6.3	Delivery to Depositary
	6.4	Release of Escrow Securities to Depositary
	6.5	Escrow of New Securities
	6.6	Release from Escrow of New Securities

PART 7	RESIGNATION OF ESCROW AGENT
	7.1	Resignation of Escrow Agent

PART 8	OTHER CONTRACTUAL ARRANGEMENTS

PART 9	NOTICES
	9.1	Notice to Escrow Agent
	9.2	Notice to Issuer
	9.3	Deliveries to Securityholders
	9.4	Change of Address
	9.5	Postal Interruption

PART 10	GENERAL
	10.1	Interpretation – “holding securities”
	10.2	Further Assurances
	10.3	Time
	10.4	Incomplete IPO
	10.5	Jurisdiction
	10.6	Consent of Securities Regulators to Amendment
	10.7	Governing Laws
	10.8	Counterparts
	10.9	Singular and Plural
	10.10	Language
	10.11	Benefit and Binding Effect
	10.12	Entire Agreement
	10.13	Successor to Escrow Agent

Schedule “A”

Schedule “B”

Schedule “C”

ESCROW AGREEMENT

THIS AGREEMENT is made as of the 15th day of February, 2023

AMONG:

FIRST PHOSPHATE CORP.

(the “Issuer”)

AND:

COMPUTERSHARE INVESTOR SERVICES INC.

(the “Escrow Agent”)

AND:

EACH OF THE UNDERSIGNED SECURITYHOLDERS OF THE ISSUER

(a “Securityholder” or “you”)

(collectively, the “Parties”)

This Agreement is being entered into by the Parties under National Policy 46-201 Escrow for Initial Public Offerings (the Policy) in connection with the listing of the common shares of the Issuer, an emerging issuer, on the facilitates of the Canadian Securities Exchange.

For good and valuable consideration, the Parties agree as follows:

PART 1	ESCROW

1.1	Appointment of Escrow Agent

The Issuer and the Securityholders appoint the Escrow Agent to act as escrow agent under this Agreement. The Escrow Agent accepts the appointment.

1.2	Deposit of Escrow Securities in Escrow

(1)        You are depositing the securities (escrow securities) listed opposite your name in Schedule “A” with the Escrow Agent to be held in escrow under this Agreement. You will immediately deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of these securities which you have or which you may later receive.

(2)         If you receive any other securities (additional escrow securities):

(a)	as a dividend or other distribution on escrow securities;

(b)	on the exercise of a right of purchase, conversion or exchange attaching to escrow securities, including securities received on conversion of special warrants;

(c)	on a subdivision, or compulsory or automatic conversion or exchange of escrow securities; or

(d)	from a successor issuer in a business combination, if Part 6 of this Agreement applies, you will deposit them in escrow with the Escrow Agent.

You will deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of those additional escrow securities. When this Agreement refers to escrow securities, it includes additional escrow securities.

(3)         You will immediately deliver to the Escrow Agent any replacement share certificates or other evidence of additional escrow securities issued to you.

1.3	Direction to Escrow Agent

The Issuer and the Securityholders direct the Escrow Agent to hold the escrow securities in escrow until they are released from escrow under this Agreement.

PART 2	RELEASE OF ESCROW SECURITIES

2.1	Release Schedule for an Established Issuer

2.1.1	Usual case

If the Issuer is an established issuer (as defined in section 3.3 of the Policy) and you have not sold any escrow securities in a permitted secondary offering, your escrow securities will be released as follows:

On the date the Issuer’s securities are listed on a Canadian exchange (the listing date)	1/4 of your escrow securities
6 months after the listing date	1/3 of your remaining escrow securities
12 months after the listing date	1/2 of your remaining escrow securities
18 months after the listing date	your remaining escrow securities

*In the simplest case, where there are no changes to the escrow securities initially deposited and no additional escrow securities, then the release schedule outlined above results in the escrow securities being released in equal tranches of 25%.

2.1.2	Alternate meaning of “listing date”

If the Issuer is an established issuer, an alternate meaning for listing date is the date the Issuer completes its IPO if the Issuer’s securities are listed on a Canadian exchange immediately before its IPO.

2.1.3	If there is a permitted secondary offering

(1)                 If the Issuer is an established issuer and you have sold in a permitted secondary offering 25% or more of your escrow securities, your escrow securities will be released as follows:

For delivery to complete the IPO	All escrow securities sold by you in the
permitted secondary offering
6 months after the listing date	1/3 of your remaining escrow securities
12 months after the listing date	1/2 of your remaining escrow securities
18 months after the listing date	your remaining escrow securities

*In the simplest case, where there are no changes to the remaining escrow securities upon completion of the permitted secondary offering and no additional escrow securities, the release schedule outlined above results in the remaining escrow securities being released in equal tranches of 33 1/3%.

(2)                 If the Issuer is an established issuer and you have sold in a permitted secondary offering less than 25% of your escrow securities, your escrow securities will be released as follows:

For delivery to complete the IPO	All escrow securities sold by you in the permitted secondary offering
On the listing date	1/4 of your original number of escrow securities less the escrow securities sold by you in the permitted secondary offering
6 months after the listing date	1/3 of your remaining escrow securities
12 months after the listing date	1/2 of your remaining escrow securities
18 months after the listing date	your remaining escrow securities

*In the simplest case, where there are no changes to the escrow securities initially deposited and no additional escrow securities, the release schedule outlined above results in the escrow securities being released in equal tranches of 15% after completion of the release on the listing date.

2.1.4	Additional escrow securities

If you acquire additional escrow securities, those securities will be added to the securities already in escrow, to increase the number of remaining escrow securities. After that, all of the escrow securities will be released in accordance with the applicable release schedule in the tables above.

2.2	Release Schedule for an Emerging Issuer

2.2.1	Usual case

Subject to 2.2.5 hereof, if the Issuer is an emerging issuer (as defined in section 3.3 of the Policy) and you have not sold any escrow securities in a permitted secondary offering, your escrow securities will be released as follows:

On the date the Issuer’s securities are listed on a Canadian exchange (the listing date)	1/10 of your escrow securities
6 months after the listing date	1/6 of your remaining escrow securities
12 months after the listing date	1/5 of your remaining escrow securities
18 months after the listing date	1/4 of your remaining escrow securities
24 months after the listing date	1/3 of your remaining escrow securities
30 months after the listing date	1/2 of your remaining escrow securities
36 months after the listing date	your remaining escrow securities

*In the simplest case, where there are no changes to the escrow securities initially deposited and no additional escrow securities, the release schedule outlined above results in the escrow securities being released in equal tranches of 15% after completion of the release on the listing date.

2.2.2	Alternate meaning of “listing date”

Subject to 2.2.5 hereof, if the Issuer is an emerging issuer, an alternate meaning for listing date is the date the Issuer completes its IPO if:

(a)	the Issuer’s securities are not listed on a Canadian exchange immediately after its IPO; or

(b)	the Issuer’s securities are listed on a Canadian exchange immediately before its IPO.

2.2.3	If there is a permitted secondary offering

(1)                If the Issuer is an emerging issuer and you have sold in a permitted secondary offering 10% or more of your escrow securities, your escrow securities will be released as follows:

For delivery to complete the IPO	All escrow securities sold by you in the permitted secondary offering
6 months after the listing date	1/6 of your remaining escrow securities
12 months after the listing date	1/5 of your remaining escrow securities
18 months after the listing date	1/4 of your remaining escrow securities
24 months after the listing date	1/3 of your remaining escrow securities
30 months after the listing date	1/2 of your remaining escrow securities
36 months after the listing date	your remaining escrow securities

*In the simplest case, where there are no changes to the remaining escrow securities upon completion of the permitted secondary offering and no additional escrow securities, the release schedule outlined above results in the remaining escrow securities being released in equal tranches of 16 2/3%.

(2)                 If the Issuer is an emerging issuer and you have sold in a permitted secondary offering less than 10% of your escrow securities, your escrow securities will be released as follows:

For delivery to complete the IPO	All escrow securities sold by you in the permitted secondary offering
On the listing date	1/10 of your original number of escrow securities less the escrow securities sold by you in the permitted secondary offering
6 months after the listing date	1/6 of your remaining escrow securities
12 months after the listing date	1/5 of your remaining escrow securities
18 months after the listing date	1/4 of your remaining escrow securities
24 months after the listing date	1/3 of your remaining escrow securities
30 months after the listing date	1/2 of your remaining escrow securities
36 months after the listing date	your remaining escrow securities

*In the simplest case, where there are no changes to the remaining escrow securities upon completion of the permitted secondary offering and no additional escrow securities, the release schedule outlined above results in the remaining escrow securities being released in equal tranches of 16 2/3% after completion of the release on the listing date.

2.2.4	Additional escrow securities

If you acquire additional escrow securities, those securities will be added to the securities already in escrow, to increase the number of remaining escrow securities. After that, all of the escrow securities will be released in accordance with the applicable release schedule in the tables above.

2.2.5	Additional Escrow for Founders

In addition to the provisions of 2.2.1 and 2.2.2 herein, the following common shares (the “Founder’s Shares”) are subject to additional escrow release restrictions:

Name	Number of common shares
582284 Ontario Limited	1,041,923
POF Capital Corp.	153,974
ExpoWorld Ltd.	238,395
John Passalacqua Tr Shpirtrat Trust	7,400,000
Capwest Investment Corp.	500,000
Z Six Financial Corporation	1,200,000

The Founder’s Shares listed in this section 2.2.5 are subject to escrow release as follows:

The timed releases described in 2.2.1, other than the release of 10% of securities upon the listing date, will not apply to the Founder’s Shares unless, and until, the first phase exploration program recommended and described in the listing statement of the Issuer dated February 15, 2023 has been completed (the “Milestone”). Following the later of meeting the timelines in 2.2.1 or completion of the Milestone as described in 2.2.5 herein, there will be a one-time release of the shares withheld from the timed releases described in Section 2.2.1 herein.

The Issuer shall provide notice of completion of the Milestone to the Escrow Agent in the form attached as Schedule “C” hereto.

2.3	Delivery of Share Certificates for Escrow Securities

The Escrow Agent will send to each Securityholder any share certificates or other evidence of that Securityholder’s escrow securities in the possession of the Escrow Agent released from escrow as soon as reasonably practicable after the release.

2.4	Replacement Certificates

If, on the date a Securityholder’s escrow securities are to be released, the Escrow Agent holds a share certificate or other evidence representing more escrow securities than are to be released, the Escrow Agent will deliver the share certificate or other evidence to the Issuer or its transfer agent and request replacement share certificates or other evidence. The Issuer will cause replacement share certificates or other evidence to be prepared and delivered to the Escrow Agent. After the Escrow Agent receives the replacement share certificates or other evidence, the Escrow Agent will send to the Securityholder or at the Securityholder’s direction, the replacement share certificate or other evidence of the escrow securities released. The Escrow Agent and Issuer will act as soon as reasonably practicable.

2.5	Release upon Death

(1)         If a Securityholder dies, the Securityholder’s escrow securities will be released from escrow. The Escrow Agent will deliver any share certificates or other evidence of the escrow securities in the possession of the Escrow Agent to the Securityholder’s legal representative.

(2)         Prior to delivery the Escrow Agent must receive:

(a)       a certified copy of the death certificate; and

(b)       any evidence of the legal representative’s status that the Escrow Agent may reasonably require.

PART 3	EARLY RELEASE ON CHANGE OF ISSUER STATUS

3.1	Becoming an Established Issuer

If the Issuer is an emerging issuer on the date of this Agreement and, during this Agreement, the Issuer:

(a)          lists its securities on the Toronto Stock Exchange Inc. or Aequitas NEO Exchange Inc.;

(b)          becomes a TSX Venture Exchange Inc. (TSX Venture) Tier 1 issuer; or

(c)          lists or quotes its securities on an exchange or market outside Canada that its “principal regulator” under National Policy 43-201 Mutual Reliance Review System for Prospectuses and Annual Information Forms (in Quebec under Staff Notice, Mutual Reliance Review System for Prospectuses and Annual Information Forms) or, if the Issuer has only filed its IPO prospectus in one jurisdiction, the securities regulator in that jurisdiction, is satisfied has minimum listing requirements at least equal to those of TSX Venture Tier 1, then the Issuer becomes an established issuer.

3.2	Release of Escrow Securities

(1)          When an emerging issuer becomes an established issuer, the release schedule for its escrow securities changes.

(2)          If an emerging issuer becomes an established issuer 18 months or more after its listing date, all escrow securities will be released immediately.

(3)          If an emerging issuer becomes an established issuer within 18 months after its listing date, all escrow securities that would have been released to that time, if the Issuer was an established issuer on its listing date, will be released immediately. Remaining escrow securities will be released in equal installments on the day that is 6 months, 12 months and 18 months after the listing date.

3.3	Filing Requirements

Escrow securities will not be released under this Part until the Issuer does the following:

(a)          at least 20 days before the date of the first release of escrow securities under the new release schedule, files with the securities regulators in the jurisdictions in which it is a reporting issuer

(i)	a certificate signed by a director or officer of the Issuer authorized to sign stating

(A)	that the Issuer has become an established issuer by satisfying one of the conditions in section 3.1 and specifying the condition, and

(B)	the number of escrow securities to be released on the first release date under the new release schedule, and

(ii)	a copy of a letter or other evidence from the exchange or quotation service confirming that the Issuer has satisfied the condition to become an established issuer; and

(b)          at least 10 days before the date of the first release of escrow securities under the new release schedule, issues and files with the securities regulators in the jurisdictions in which it is a reporting issuer a news release disclosing details of the first release of the escrow securities and the change in the release schedule, and sends a copy of such filing to the Escrow Agent.

3.4	Amendment of Release Schedule

The new release schedule will apply 10 days after the Escrow Agent receives a certificate signed by a director or officer of the Issuer authorized to sign

(a)          stating that the Issuer has become an established issuer by satisfying one of the conditions in section 3.1 and specifying the condition;

(b)         stating that the release schedule for the Issuer’s escrow securities has changed;

(c)          stating that the Issuer has issued a news release at least 10 days before the first release date under the new release schedule and specifying the date that the news release was issued; and

(d)          specifying the new release schedule.

PART 4	DEALING WITH ESCROW SECURITIES

4.1	Restriction on Transfer, etc.

Unless it is expressly permitted in this Agreement, you will not sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with your escrow securities or any related share certificates or other evidence of the escrow securities. If a Securityholder is a private company controlled by one or more principals (as defined in section 3.5 of the Policy) of the Issuer, the Securityholder may not participate in a transaction that results in a change of its control or a change in the economic exposure of the principals to the risks of holding escrow securities.

4.2	Pledge, Mortgage or Charge as Collateral for a Loan

You may pledge, mortgage or charge your escrow securities to a financial institution as collateral for a loan, provided that no escrow securities or any share certificates or other evidence of escrow securities will be transferred or delivered by the Escrow Agent to the financial institution for this purpose. The loan agreement must provide that the escrow securities will remain in escrow if the lender realizes on the escrow securities to satisfy the loan.

4.3	Voting of Escrow Securities

You may exercise any voting rights attached to your escrow securities.

4.4	Dividends on Escrow Securities

You may receive a dividend or other distribution on your escrow securities, and elect the manner of payment from the standard options offered by the Issuer. If the Escrow Agent receives a dividend or other distribution on your escrow securities, other than additional escrow securities, the Escrow Agent will pay the dividend or other distribution to you on receipt.

4.5	Exercise of Other Rights Attaching to Escrow Securities

You may exercise your rights to exchange or convert your escrow securities in accordance with this Agreement.

PART 5	PERMITTED TRANSFERS WITHIN ESCROW

5.1	Transfer to Directors and Senior Officers

(1)          You may transfer escrow securities within escrow to existing or, upon their appointment, incoming directors or senior officers of the Issuer or any of its material operating subsidiaries, if the Issuer’s board of directors has approved the transfer.

(2)          Prior to the transfer the Escrow Agent must receive:

(a)	a certified copy of the resolution of the board of directors of the Issuer approving the transfer;

(b)	a certificate signed by a director or officer of the Issuer authorized to sign, stating that the transfer is to a director or senior officer of the Issuer or a material operating subsidiary and that any required approval from the Canadian exchange the Issuer is listed on has been received;

(c)	an acknowledgment in the form of Schedule “B” signed by the transferee;

(d)	copies of the letters sent to the securities regulators described in subsection (3) accompanying the acknowledgement; and

(e)	a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer’s transfer agent.

(3)           At least 10 days prior to the transfer, the Issuer will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which it is a reporting issuer.

5.2	Transfer to Other Principals

(1)	You may transfer escrow securities within escrow:

(a)	to a person or company that before the proposed transfer holds more than 20% of the voting rights attached to the Issuer’s outstanding securities; or

(b)	to a person or company that after the proposed transfer

(i)	will hold more than 10% of the voting rights attached to the Issuer’s outstanding securities, and

(ii)	has the right to elect or appoint one or more directors or senior officers of the Issuer or any of its material operating subsidiaries.

(2)	Prior to the transfer the Escrow Agent must receive:

(a)	a certificate signed by a director or officer of the Issuer authorized to sign stating that

(i)	the transfer is to a person or company that the officer believes, after reasonable investigation, holds more than 20% of the voting rights attached to the Issuer’s outstanding securities before the proposed transfer, or

(ii)	the transfer is to a person or company that

(A)	the officer believes, after reasonable investigation, will hold more than 10% of the voting rights attached to the Issuer’s outstanding securities, and

(B)	has the right to elect or appoint one or more directors or senior officers of the Issuer or any of its material operating subsidiaries after the proposed transfer, and

(iii)	any required approval from the Canadian exchange the Issuer is listed on has been received;

(b)	an acknowledgment in the form of Schedule “B” signed by the transferee;

(c)	copies of the letters sent to the securities regulators accompanying the acknowledgement; and

(d)	a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer’s transfer agent.

(3)         At least 10 days prior to the transfer, the Issuer will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which it is a reporting issuer.

5.3	Transfer upon Bankruptcy

(1)          You may transfer escrow securities within escrow to a trustee in bankruptcy or another person or company entitled to escrow securities on bankruptcy.

(2)          Prior to the transfer, the Escrow Agent must receive:

(a)	a certified copy of either

(i)	the assignment in bankruptcy filed with the Superintendent of Bankruptcy, or

(ii)	the receiving order adjudging the Securityholder bankrupt;

(b)	a certified copy of a certificate of appointment of the trustee in bankruptcy;

(c)	a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer’s transfer agent; and

(d)	an acknowledgment in the form of Schedule “B” signed by:

(i)	the trustee in bankruptcy, or

(ii)	on direction from the trustee, with evidence of that direction attached to the acknowledgment form, another person or company legally entitled to the escrow securities.

(3)          Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgment with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

5.4	Transfer Upon Realization of Pledged, Mortgaged or Charged Escrow Securities

(1)           You may transfer within escrow to a financial institution the escrow securities you have pledged, mortgaged or charged under section 4.2 to that financial institution as collateral for a loan on realization of the loan.

(2)           Prior to the transfer the Escrow Agent must receive:

(a)	a statutory declaration of an officer of the financial institution that the financial institution is legally entitled to the escrow securities;

(b)	a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer’s transfer agent; and

(c)	an acknowledgement in the form of Schedule “B” signed by the financial institution.

(3)         Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgment with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

5.5	Transfer to Certain Plans and Funds

(1)          You may transfer escrow securities within escrow to or between a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”) or other similar registered plan or fund with a trustee, where the annuitant of the RRSP or RRIF, or the beneficiaries of the other registered plan or fund are limited to you and your spouse, children and parents, or, if you are the trustee of such a registered plan or fund, to the annuitant of the RRSP or RRIF, or a beneficiary of the other registered plan or fund, as applicable, or his or her spouse, children and parents.

(2)          Prior to the transfer the Escrow Agent must receive:

(a)	evidence from the trustee of the transferee plan or fund, or the trustee’s agent, stating that, to the best of the trustee’s knowledge, the annuitant of the RRSP or RRIF, or the beneficiaries of the other registered plan or fund do not include any person or company other than you and your spouse, children and parents;

(b)	a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer’s transfer agent; and

(c)	an acknowledgement in the form of Schedule “B” signed by the trustee of the plan or fund.

(3)          Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgment with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

5.6	Effect of Transfer Within Escrow

After the transfer of escrow securities within escrow, the escrow securities will remain in escrow and released from escrow under this Agreement as if no transfer has occurred on the same terms that applied before the transfer. The Escrow Agent will not deliver any share certificates or other evidence of the escrow securities to transferees under this Part 5.

PART 6	BUSINESS COMBINATIONS

6.1	Business Combinations

This Part applies to the following (business combinations):

(a)          a formal take-over bid for all outstanding equity securities of the Issuer or which, if successful, would result in a change of control of the Issuer

(b)         a formal issuer bid for all outstanding equity securities of the Issuer

(c)          a statutory arrangement

(d)         an amalgamation

(e)         a merger

(f)          a reorganization that has an effect similar to an amalgamation or merger

6.2	Delivery to Escrow Agent

You may tender your escrow securities to a person or company in a business combination. At least five business days prior to the date the escrow securities must be tendered under the business combination, you must deliver to the Escrow Agent:

(a)          a written direction signed by you that directs the Escrow Agent to deliver to the depositary under the business combination any share certificates or other evidence of the escrow securities and a completed and executed cover letter or similar document and, where required, transfer power of attorney completed and executed for transfer in accordance with the requirements of the depositary, and any other documentation specified or provided by you and required to be delivered to the depositary under the business combination; and

(b)          any other information concerning the business combination as the Escrow Agent may reasonably request.

6.3	Delivery to Depositary

As soon as reasonably practicable, and in any event no later than three business days after the Escrow Agent receives the documents and information required under section 6.2, the Escrow Agent will deliver to the depositary, in accordance with the direction, any share certificates or other evidence of the escrow securities, and a letter addressed to the depositary that

(a)          identifies the escrow securities that are being tendered;

(b)          states that the escrow securities are held in escrow;

(c)          states that the escrow securities are delivered only for the purposes of the business combination and that they will be released from escrow only after the Escrow Agent receives the information described in section 6.4;

(d)          if any share certificates or other evidence of the escrow securities have been delivered to the depositary, requires the depositary to return to the Escrow Agent, as soon as practicable, any share certificates or other evidence of escrow securities that are not released from escrow into the business combination; and

(e)          where applicable, requires the depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, any share certificates or other evidence of additional escrow securities that you acquire under the business combination.

6.4	Release of Escrow Securities to Depositary

The Escrow Agent will release from escrow the tendered escrow securities when the Escrow Agent receives a declaration signed by the depositary or, if the direction identifies the depositary as acting on behalf of another person or company in respect of the business combination, by that other person or company, that:

(a)          the terms and conditions of the business combination have been met or waived; and

(b)          the escrow securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the business combination.

6.5	Escrow of New Securities

If you receive securities (new securities) of another issuer (successor issuer) in exchange for your escrow securities, the new securities will be subject to escrow in substitution for the tendered escrow securities if, immediately after completion of the business combination:

(a)          the successor issuer is not an exempt issuer (as defined in section 3.2 of the Policy);

(b)          you are a principal (as defined in section 3.5 of the Policy) of the successor issuer; and

(c)          you hold more than 1% of the voting rights attached to the successor issuer’s outstanding securities (In calculating this percentage, include securities that may be issued to you under outstanding convertible securities in both your securities and the total securities outstanding.)

6.6	Release from Escrow of New Securities

(1)	As soon as reasonably practicable after the Escrow Agent receives:

(a)	a certificate from the successor issuer signed by a director or officer of the successor issuer authorized to sign

(i)	stating that it is a successor issuer to the Issuer as a result of a business combination and whether it is an emerging issuer or an established issuer under the Policy, and

(ii)	listing the Securityholders whose new securities are subject to escrow under section 6.5,

the escrow securities of the Securityholders whose new securities are not subject to escrow under section 6.5 will be released, and the Escrow Agent will send any share certificates or other evidence of the escrow securities in the possession of the Escrow Agent in accordance with section 2.3.

(2)	If your new securities are subject to escrow, unless subsection (3) applies, the Escrow Agent will hold your new securities in escrow on the same terms and conditions, including release dates, as applied to the escrow securities that you exchanged.

(3)	If the Issuer is

(a)	an emerging issuer, the successor issuer is an established issuer, and the business combination occurs 18 months or more after the Issuer’s listing date, all escrow securities will be released immediately; and

(b)	an emerging issuer, the successor issuer is an established issuer, and the business combination occurs within 18 months after the Issuer’s listing date, all escrow securities that would have been released to that time, if the Issuer was an established issuer on its listing date, will be released immediately. Remaining escrow securities will be released in equal instalments on the day that is 6 months, 12 months and 18 months after the Issuer’s listing date.

PART 7	RESIGNATION OF ESCROW AGENT

7.1	Resignation of Escrow Agent

(1)           If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to the Issuer.

(2)           If the Issuer wishes to terminate the Escrow Agent as escrow agent, the Issuer will give written notice to the Escrow Agent.

(3)           If the Escrow Agent resigns or is terminated, the Issuer will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date by another escrow agent that is acceptable to the securities regulators having jurisdiction in the matter and that has accepted such appointment, which appointment will be binding on the Issuer and the Securityholders.

(4)           The resignation or termination of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above by the Escrow Agent or Issuer, as applicable, or on such other date as the Escrow Agent and the Issuer may agree upon (the “resignation or termination date”), provided that the resignation or termination date will not be less than 10 business days before a release date.

(5)          If the Issuer has not appointed a successor escrow agent within 60 days of the resignation or termination date, the Escrow Agent will apply, at the Issuer’s expense, to a court of competent jurisdiction for the appointment of a successor escrow agent, and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

(6)          On any new appointment under this section, the successor Escrow Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Escrow Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent will thereupon be discharged as Escrow Agent.

(7)          If any changes are made to Part 8 of this Agreement as a result of the appointment of the successor Escrow Agent, those changes must not be inconsistent with the Policy and the terms of this Agreement and the Issuer to this Agreement will file a copy of the new Agreement with the securities regulators with jurisdiction over this Agreement and the escrow securities.

PART 8	OTHER CONTRACTUAL ARRANGEMENTS

8.1	Escrow Agent Not a Trustee

The Escrow Agent accepts duties and responsibilities under this Agreement, and the escrow securities and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

8.2	Escrow Agent Not Responsible for Genuineness

The Escrow Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any escrow security deposited with it.

8.3	Escrow Agent Not Responsible for Furnished Information

The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of escrow securities within escrow under this Agreement.

8.4	Escrow Agent Not Responsible after Release

The Escrow Agent will have no responsibility for escrow securities that it has released to a Securityholder or at a Securityholder’s direction according to this Agreement.

8.5	Indemnification of Escrow Agent

The Issuer and each Securityholder hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except, subject to section 8.7, where same result directly and principally from gross negligence, wilful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the escrow securities, the resignation or termination of the Escrow Agent and the termination of this Agreement.

8.6	Additional Provisions

(1)          The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as “Documents”) furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(2)          The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and approved by the securities regulators with jurisdiction as set out in section 10.6, and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(3)          The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Issuer as soon as practicable that it has retained legal counsel or other advisors. The Issuer will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(4)          In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(5)          The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility under the National Policy 46-201 or arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

(6)          The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(7)          The Escrow Agent is authorized to cancel any share certificate delivered to it and hold such Securityholder’s escrow securities in electronic, or uncertificated form only, pending release of such securities from escrow.

(8)          The Escrow Agent will have no responsibility with respect to any escrow securities in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

(9)          Any entity resulting from the merger, amalgamation or continuation of Computershare or succeeding to all or substantially all of its transfer agency business (by sale of such business or otherwise), shall thereupon automatically become the Escrow Agent hereunder without further act or formality. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and assigns.

8.7	Limitation of Liability of Escrow Agent

The Escrow Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, wilful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its bad faith or willful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

8.8	Remuneration of Escrow Agent

The Issuer will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days’ written notice. The Issuer will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

PART 9	NOTICES

9.1	Notice to Escrow Agent

Documents will be considered to have been delivered to the Escrow Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

COMPUTERSHARE INVESTOR SERVICES INC.

510 Burrard Street, 3rd Floor
Vancouver, British Columbia V6C 3B9

Attn:   General Manager, Emerging Issuer Solutions

Fax:     (604) 661-9401

9.2	Notice to Issuer

Documents will be considered to have been delivered to the Issuer on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

First Phosphate Corp.

1055 West Georgia Street

1500 Royal Centre, P.O. Box 11117

Vancouver, British Columbia

V6E 4N7

Email: bennett@firstphosphate.com

with a copy to:

Garfinkle Biderman LLP

Suite 801, 1 Adelaide Street East

Toronto, ON M5C 2V9

Attention: Shimmy Posen

Email: sposen@garfinkle.com

9.3	Deliveries to Securityholders

Documents will be considered to have been delivered to a Securityholder on the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the address on the Issuer’s share register.

Any share certificates or other evidence of a Securityholder’s escrow securities will be sent to the Securityholder’s address on the Issuer’s share register unless the Securityholder has advised the Escrow Agent in writing otherwise at least ten business days before the escrow securities are released from escrow. The Issuer will provide the Escrow Agent with each Securityholder’s address as listed on the Issuer’s share register.

9.4	Change of Address

(1)          The Escrow Agent may change its address for delivery by delivering notice of the change of address to the Issuer and to each Securityholder.

(2)          The Issuer may change its address for delivery by delivering notice of the change of address to the Escrow Agent and to each Securityholder.

(3)          A Securityholder may change that Securityholder’s address for delivery by delivering notice of the change of address to the Issuer and to the Escrow Agent.

9.5	Postal Interruption

A Party to this Agreement will not mail a document it is required to mail under this Agreement if the Party is aware of an actual or impending disruption of postal service.

PART 10	GENERAL

10.1	Interpretation - “holding securities”

When this Agreement refers to securities that a Securityholder “holds”, it means that the Securityholder has direct or indirect beneficial ownership of, or control or direction over, the securities.

10.2	Further Assurances

The Parties will execute and deliver any further documents and perform any further acts reasonably requested by any of the Parties to this Agreement which are necessary to carry out the intent of this Agreement.

10.3	Time

Time is of the essence of this Agreement.

10.4	Incomplete IPO

If the Issuer does not complete its IPO and has become a reporting issuer in one or more jurisdictions because it has obtained a receipt for its IPO prospectus, this Agreement will remain in effect until the securities regulators in those jurisdictions order that the Issuer has ceased to be a reporting issuer.

10.5	Governing Laws

The laws of the province of British Columbia (the “Principal Regulator”) and the applicable laws of Canada will govern this Agreement.

10.6	Jurisdiction

The securities regulator in each jurisdiction where the Issuer files its IPO prospectus has jurisdiction over this Agreement and the escrow securities.

10.7	Consent of Securities Regulators to Amendment

Except for amendments made under Part 3, the securities regulators with jurisdiction must approve any amendment to this Agreement and will apply mutual reliance principles in reviewing any amendments that are filed with them. Therefore, the consent of the Principal Regulator will evidence the consent of all securities regulators with jurisdiction.

10.8	Counterparts

The Parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

10.9	Singular and Plural

Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.

10.10	Language

This Agreement has been drawn up in the English language at the request of all Parties. Cette convention a été rédigé en anglais à la demande de toutes les Parties.

10.11	Benefit and Binding Effect

This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns and all persons claiming through them as if they had been a Party to this Agreement.

10.12	Entire Agreement

This is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements.

10.13	Successor to Escrow Agent

Any corporation with which the Escrow Agent may be amalgamated, merged or consolidated, or any corporation succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent under this Agreement without any further act on its part or on the part or any of the Parties, provided that the successor is recognized as a transfer agent by the Canadian exchange the Issuer is listed on (or if the Issuer is not listed on a Canadian exchange, by any Canadian exchange) and notice is given to the securities regulators with jurisdiction.

[Remainder of this page left intentionally blank. Signature page follows.]

The Parties have executed and delivered this Agreement as of the date set out above.

COMPUTERSHARE INVESTOR SERVICES INC.

Bernadette Villarica /s/
Authorized signatory

Tom Liu /s/
Authorized signatory

FIRST PHOSPHATE CORP.

John Passalacqua /s/

Authorized signatory

Bennett Kurtz /s/

Authorized signatory

582284 ONTARIO LTD.

Per:	Bennett Kurtz /s/
Bennett Kurtz, Director

CAPWEST INVESTMENT CORP.

Per:	Marc Branson /s/
Marc Branson

EXPOWORLD LTD.

Per:	John Passalacqua /s/
John Passalacqua, Director

POF CAPITAL CORP.

Per:	Bennett Kurtz /s/
Bennett Kurtz, Director

JOHN PASSALACQUA TR
SHPIRTRAT TRUST

Per:	John Passalacqua /s/
John Passalacqua, Trustee

GLEN EAGLE RESOURCES INC.

Per:	Daniel Bélisle /s/
Name: Daniel Bélisle
Title: Chief Financial Officer

Z SIX FINANCIAL CORPORATION

Per:	Laurence Zeifman /s/
Laurence Zeifman, Director

Laurence Zeifman /s/
LAURENCE W ZEIFMAN

Schedule “A” to Escrow Agreement

Securityholder

Name: 582284 Ontario Ltd.

Securities:

Class or description	Number	Certificate(s) (if applicable)	Provisions Applicable
Common Shares	126,000	C0000106828	2.2.5
Common Shares	25,923	C0000104426	2.2.5
Common Shares	890,000	C0000103357	2.2.5

Securityholder

Name: Capwest Investment Corp.

Securities:

Class or description	Number	Certificate(s) (if applicable)	Provisions Applicable
Common Shares	563,000	C0000106810	2.2.5
Common Shares	78,500	C0000103543	2.2.5

Securityholder

Name: Expoworld Ltd.

Securities:

Class or description	Number	Certificate(s) (if applicable)	Provisions Applicable
Common Shares	238,395	C0000103349	2.2.5

Securityholder

Name: Laurence W. Zeifman

Securities:

Class or description	Number	Certificate(s) (if applicable)	Provisions Applicable
Common Shares	250,000	C0000107824	2.2.1

Securityholder

Name: POF Capital Corp.

Securities:

Class or description	Number	Certificate(s) (if applicable)	Provisions Applicable
Common Shares	153,974	C0000107336	2.2.5
Common Shares	1,688,500	C0000103365	2.2.5

Securityholder

Name: John Passalacqua Tr Shpirtrat Trust

Securities:

Class or description	Number	Certificate(s) (if applicable)	Provisions Applicable
Common Shares	8,135,000		2.2.5

Securityholder

Name: Z Six Financial Corporation

Securities:

Class or description	Number	Certificate(s) (if applicable)	Provisions Applicable
Common Shares	1,200,000	C0000103471	2.2.5
Common Shares	594,000	C0000106593	2.2.1
Common Shares	53,714	C0000104990	2.2.1

Securityholder

Name: Glen Eagle Resources Inc.

Securities:

Class or description	Number	Certificate(s) (if applicable)	Provisions Applicable
Common Shares	6,000,000	C0000107000	2.2.1

Schedule “B” to Escrow Agreement

Acknowledgment and Agreement to be Bound

I acknowledge that the securities listed in the attached Schedule “A” (the “escrow securities”) have been or will be transferred to me and that the escrow securities are subject to an Escrow Agreement dated __________________________ (the “Escrow Agreement”).

For other good and valuable consideration, I agree to be bound by the Escrow Agreement in respect of the escrow securities, as if I were an original signatory to the Escrow Agreement.

Dated at ____________________ on ______________.

Where the transferee is an individual:

Signed, sealed and delivered by	)
[Transferee] in the presence of:	)
)
)
Signature of Witness	)
)
	)	[Transferee]
)
Name of Witness	)
)

Where the transferee is not an individual:

[Transferee]

Authorized signatory

Authorized signatory

SCHEDULE “C”

FORM OF NOTICE OF MILESTONE COMPLETION

TO:	COMPUTERSHARE INVESTOR SERVICES INC.

Reference is made to the Escrow Agreement dated as of February 15, 2023 (the “Escrow Agreement”) among First Phosphate Corp. (the “Corporation”), Computershare Investor Services Inc. (the “Escrow Agent”). Unless otherwise defined herein, words and terms with the letter or letters thereof capitalized shall have the meanings given to such words and terms in the Escrow Agreement.

This certificate is being provided pursuant to the Escrow Agreement and the undersigned does hereby certify for and on behalf of the Corporation and not in his or her personal capacity that all of the Milestone described in section 2.2.5 has been completed.

DATED this _____ day of          __________________, 20__.

FIRST PHOSPHATE CORP.

By:
Name:
Title: